UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 4, 2005

DELTA AIR LINES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-05424	58-0218548
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 20706, Atlanta, Georgia 30320-6001
(Address of principal executive offices)

Registrant’s telephone number, including area code: (404) 715-2600

Registrant’s Web site address: www.delta.com

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

We sponsor pension plans for eligible employees and retirees. Our estimated funding of these plans for 2005 is approximately $450 million. This includes approximately $285 million for our qualified defined benefit pension plans. In the March 2005 quarter, we contributed approximately $190 million to our qualified defined benefit pension plans and approximately $30 million to our other pension plans.

Estimates of the amount and timing of our future funding obligations under our pension plans are based on various assumptions. These include assumptions concerning, among other things, the actual and projected market performance of the plan assets, future long-term corporate bond yields, statutory requirements and demographic data for pension plan participants, including the number of participants, their salaries and the rate of participant attrition. The amount and timing of our future funding obligations also depend on the level of early retirements by pilots.

Assuming current funding rules and the continuation of the interest rate relief provided under the Pension Funding Equity Act of 2004, we currently estimate that our funding obligations under our pension plans for 2006, 2007 and 2008 will be approximately $600 million, $950 million, and $1.6 billion, respectively, of which approximately $420 million, $780 million and $1.4 billion, respectively, relates to our qualified defined benefit pension plans. These estimated funding obligations can vary materially from actual funding obligations because the estimates are based on various assumptions, including those described above.

On April 20, 2005, the Employee Pension Preservation Act of 2005 (the “Pension Preservation Act”) was introduced in the U.S. Senate. Under the Pension Preservation Act, an airline can extend to 25 years the time during which payments can be made of any unfunded liability existing under its qualified defined benefit pension plans at the date of the airline’s election to comply with the Pension Preservation Act. Such an extension of payments can occur under the Pension Preservation Act only if an airline elects to either (1) freeze its qualified defined benefit pension plans, or (2) immediately fund any future benefit accruals under its qualified defined benefit pension plans. The Pension Preservation Act also allows an airline making such an election to calculate the liability under its qualified defined benefit plans using long term funding assumptions rather than the short term assumptions otherwise required under existing law. Assuming the Pension Preservation Act is enacted as proposed, we believe that our total pension funding obligations for 2006 through 2008 will be substantially lower than our estimates above. While we support the Pension Preservation Act, we cannot predict whether it, or any other pension legislation, will be enacted.

For additional information about our qualified defined benefit pension plans and other pension plans, see Note 10 of the Notes to the Consolidated Financial Statements in our Annual Report on Form 10-K for the fiscal year ended December 31, 2004.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DELTA AIR LINES, INC.

By:	/s/ Michael J. Palumbo
Date: May 4, 2005	Michael J. Palumbo Executive Vice President and Chief Financial Officer